UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934  (Amendment No.        )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

International Business Machines Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

International Business Machines Corporation
Annual Meeting of Stockholders

Control Number: [insert number]

To: [insert name]

Important Notice Regarding the Availability of Proxy materials for the Stockholders Meeting to be held on
April 30, 2013.

The Proxy Statement and the Annual Report to Stockholders are available at: www.ibm.com/investor/material

Dear IBM Stockholder:

Thank you for consenting to receive your Annual Meeting materials online. You may now view and/or print a copy of the Annual Meeting materials using the following Internet address: www.ibm.com/investor/material

In addition to receiving your Annual Meeting materials, you will also be able to vote your Proxy online at the same Internet site. Please note, in order to vote your shares, you will need to access the voting site using the Control Number found above.

In her letter to stockholders,1 IBM Chairman, President and Chief Executive Officer Ginni Rometty outlines the six keys to IBM’s transformation. The “Generating Higher Value at IBM”2 section provides an overview of IBM’s 2015 Road Map, strategic initiatives and exciting discoveries emerging from IBM Research.

Your Proxy Card is being mailed to the address maintained for your stockholder account. You can either vote your shares now using the Control Number above, or you can vote when you receive your Proxy Card.

If you have not received your Proxy Card by April 8, 2013, please request a replacement by sending an e-mail to ibm@computershare.com or by calling (888) IBM–6700. Stockholders residing outside of the United States, Canada and Puerto Rico should call (781) 575-2727.

Remember, your vote counts!

____________________________

1  http://www.ibm.com/annualreport/2012/letter-from-the-chairman.html

2  http://www.ibm.com/annualreport/2012/ghv/